POWER OF ATTORNEY

	Know all by these presents, that the
undersigned
hereby constitutes and appoints each
of  Teresa Johnson, Claudia
Saavedra, and Carolyn
Anderson, or any of them signing singly, and with

full power of substitution, the undersigned's true and lawful attorney in fact to:

(1)	prepare, execute in the undersigned's name
and on
the undersigned's behalf, and submit to
the U.S. Securities and Exchange
Commission (the
"SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the

SEC of reports required by Section 16(a) of the Securities Exchange
Act of 1934 or any rule or
regulation of the SEC;

(2)	execute for
and on behalf of the
undersigned, in the undersigned's capacity as an

officer and/or director of MoneyGram
International, Inc. (the
"Company"), Forms 3, 4,
and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules thereunder;

(3)	do
and perform any and all acts for and on
behalf of the undersigned which
may be necessary
or desirable to complete and execute any such Form
3, 4, or 5, complete and execute any
amendment or amendments thereto,
and timely file
such form with the SEC and any stock exchange or

similar authority; and

(4)	take any other action of any type
whatsoever
in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

	The undersigned hereby
grants to each such
attorney in fact full power and authority to do

and perform any and every act and thing
whatsoever requisite,
necessary, or proper to be
done in the exercise of any of the rights and

powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange
Act
of 1934.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

	IN WITNESS WHEREOF, the undersigned
has
caused this Power of Attorney to be executed as of this 15th day of November, 2005.




	/s/ David A. Albright
David A.
Albright (signature)